UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2006

CHASE BANK USA, NATIONAL ASSOCIATION

(Sponsor, Depositor, Originator, Administrator and Servicer into the Issuing Entities described below)

FIRST USA CREDIT CARD MASTER TRUST

(Issuing Entity of the First USA Collateral Certificate)

CHASE CREDIT CARD MASTER TRUST

(Issuing Entity of the Chase Collateral Certificate)

CHASE ISSUANCE TRUST

(Issuing Entity of the Notes)

(Exact name of registrant as specified in its charter)

Laws of the United States	333-131327	22-2382028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Chase Bank USA, National Association White Clay Center Building 200 Route 273 Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 575-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 6 – Asset-Backed Securities

Item 6.02 Change of Servicer or Trustee

Reference is hereby made to the Fourth Amended and Restated Pooling and Servicing Agreement, dated as of March 14, 2006, among Chase Bank USA, National Association, as Transferor and as Servicer, JPMorgan Chase Bank, National Association (“JPM”), as paying agent (the “Paying Agent”), and The Bank of New York (“BNY”), as Trustee (in such capacity, the “Chase Master Trust Trustee”) of the Chase Credit Card Master Trust (as it may be modified, amended and supplemented from time to time, the “Chase Pooling and Servicing Agreement”).

Pursuant to Section 6.6 of the Chase Pooling and Servicing Agreement, JPM resigned as Paying Agent under the Chase Pooling and Servicing Agreement effective as of October 10, 2006 (such date, the “Paying Agent Resignation Date”).

On the Paying Agent Resignation Date, BNY, as Chase Master Trust Trustee, appointed itself as successor Paying Agent pursuant to Section 6.6 of the Chase Pooling and Servicing Agreement and agreed to perform the duties required of the Paying Agent under the Chase Pooling and Servicing Agreement and to be bound by and comply with the terms of the Chase Pooling and Servicing Agreement applicable to the Paying Agent.

Disclosure required pursuant to Item 1108(c) of Regulation AB (17 CFR 229.1108(c)) with respect to BNY has been previously included in the Registration Statement on Form S-3 (Registration No. 333-131327) that was declared effective on January 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION,
as Sponsor, Depositor, Originator, Administrator and Servicer of the First USA Credit Card Master Trust, the Chase Credit
Card Master Trust and the Chase Issuance Trust

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President

Date: October 11, 2006